UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2022

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 98047102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2022, Wave Sync Corp. (the “Company”) entered into an engagement agreement (the “Agreement”) with Joseph Stone Capital, LLC (the “FA”), pursuant to which the FA will act as an exclusive financial advisor for the Company to assist with certain matters, including up-listing, mergers and acquisitions, licensing or a joint venture or partnership, and global capital raising transactions by the Company (the “Services”) for a period of twelve (12) months, with an automatic extension for additional twelve (12) months with the mutual approval of the Company and FA. For the Services provided and to be provided by the FA, the Company shall issue the FA 1,000,000 shares of the Company’s common stock (the “Upfront Shares”) as upfront fees. Pursuant to the Agreement, the Company has granted the FA an anti-dilution right to maintain the FA’s equity ownership percentage of the Company of at least five percentage (5%) on a fully diluted basis for a period of eighteen (18) months from the date of the issuance of the Upfront Shares. The Company shall pay a certain percentage of the Aggregate Consideration as compensation to the FA for any sale, merger, acquisition, joint venture, strategic alliance, technology partnership, licensing agreement or other similar agreements undertaken by the Company due to the FA’s advice and facilitation. In addition, the FA shall receive a mutually agreed compensation for any form of debt financing raised with the assistance of the FA for the Company. Furthermore, for any successful equity raise by the Company as a result of the FA’s efforts, the FA shall receive (i) a Success Fee, payable in cash, equal to ten percent (10%) of the gross proceeds of the equity offering, plus (ii) warrants to purchase shares of Company’s commons stock (the “FA Warrants”), with the cashless exercise option, in the amount equal to ten percent (10%) of the gross proceeds of the equity offering, exercisable, in whole or in part, at any time within five (5) years from a public offering of the Company at a strike price equal to hundred-twenty percent (120%) of the public offering price of the Company’s common stock, or, if a public offering price is not available, then the market price of the common stock on the date when such offering is commenced. In accordance with the Agreement, the Company has granted the piggyback registration right to the shares underlying the FA Warrants and the Upfront Shares. The Company paid the FA $25,000 as advanced payment for any accountable expenses pursuant to the Agreement. The Company shall grant the FA a right to first refusal to act as the sole placement agent, sole book runner, manager, agent, or advisor for the Company’s next placement of debt or equity securities for a period of 18 months, subject to the terms of the Agreement. Additionally, the FA shall be entitled to compensation for any transaction undertaken by the Company with parties identified by the FA within eighteen (18) months from the termination or expiration of the Agreement. Any capitalized term used but not defined herein shall have the meaning given thereto in the Agreement. Before their entry into the Agreement, no material relationship existed between the Company and the FA.

The offer and issuance of the Upfront Shares is and shall be made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Engagement Agreement dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2022	WAVE SYNC CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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